                                                                   EXHIBIT 10.19










                          SIGNAL PHARMACEUTICALS, INC.



                               SERIES F PREFERRED
                            STOCK PURCHASE AGREEMENT



                                NOVEMBER 25, 1997

                                TABLE OF CONTENTS

1.             PURCHASE AND SALE OF STOCK...................................................1

        1.1    Sale and Issuance of Series F Preferred Stock................................1
        1.2    Closing......................................................................1

2.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................1

        2.1    Organization, Good Standing and Qualification................................2
        2.2    Capitalization and Voting Rights.............................................2
        2.3    Subsidiaries.................................................................3
        2.4    Authorization................................................................3
        2.5    Valid Issuance of Preferred and Common Stock.................................3
        2.6    Governmental Consents........................................................4
        2.7    Litigation...................................................................4
        2.8    Proprietary Information Agreements...........................................4
        2.9    Patents and Trademarks.......................................................4
        2.10   Compliance with Other Instruments............................................5
        2.11   Agreements; Action...........................................................6
        2.12   Related-Party Transactions...................................................7
        2.13   Permits......................................................................7
        2.14   Environmental and Safety Laws................................................7
        2.15   Manufacturing and Marketing Rights...........................................7
        2.16   Disclosure...................................................................7
        2.17   Registration Rights..........................................................8
        2.18   Corporate Documents..........................................................8
        2.19   Title to Property and Assets.................................................8
        2.20   Qualified Small Business.....................................................8
        2.21   Financial Statements.........................................................8
        2.22   Changes......................................................................9
        2.23   Employee Benefit Plans......................................................10
        2.24   Tax Returns, Payments and Elections.........................................10
        2.25   Insurance...................................................................10
        2.26   Minute Books................................................................10
        2.27   Labor Agreements and Actions................................................10
        2.28   Section 83(b) Elections.....................................................11
        2.29   Real Property Holding Company...............................................11

3.             REPRESENTATIONS AND WARRANTIES OF THE INVESTOR..............................11

        3.1    Authorization...............................................................11
        3.2    Purchase Entirely for Own Account...........................................12
        3.3    Disclosure of Information...................................................12
        3.4    Investment Experience.......................................................12



                                       i.

                                     TABLE OF CONTENTS
                                        (CONTINUED)

        3.5    Accredited Investor.........................................................12
        3.6    Restricted Securities.......................................................12
        3.7    Further Limitations on Disposition..........................................13
        3.8    Legends.....................................................................13

4.             CALIFORNIA COMMISSIONER OF CORPORATIONS.....................................14

        4.1    Corporate Securities Law....................................................14

5.             CONDITIONS OF THE INVESTOR'S OBLIGATION AT THE CLOSING......................14

        5.1    Representations and Warranties..............................................14
        5.2    Performance.................................................................14
        5.3    Compliance Certificate......................................................14
        5.4    Qualifications..............................................................14
        5.5    Proceedings and Documents...................................................14
        5.6    Board of Directors..........................................................14
        5.7    Investors' Rights Amendment.................................................14
        5.8    Opinion of Company Counsel..................................................15

6.             CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING......................15

        6.1    Representations and Warranties..............................................15
        6.2    Payment of Purchase Price...................................................15
        6.3    Qualification...............................................................15

7.             ADDITIONAL AGREEMENT........................................................15

        7.1    Standstill Provisions.......................................................15

8.             MISCELLANEOUS...............................................................17

        8.1    Survival of Warranties......................................................17
        8.2    Successors and Assigns......................................................17
        8.3    Governing Law...............................................................17
        8.4    Counterparts................................................................17
        8.5    Attorneys' Fees.............................................................17
        8.6    Titles and Subtitles........................................................17
        8.7    Notices.....................................................................17
        8.8    Finder's Fee................................................................18
        8.9    Amendments and Waivers......................................................18
        8.10   Severability................................................................19
        8.11   Aggregation of Stock........................................................19



                                       ii.

                                TABLE OF CONTENTS


SCHEDULE A - Schedule of Exceptions

EXHIBIT A - Amended and Restated Articles of Incorporation
EXHIBIT B - Amendment to Amended and Restated Investors' Rights Agreement EXHIBIT C - Proprietary Information and Inventions Agreement
EXHIBIT D - Form of Opinion of Cooley Godward LLP













                                      iii.

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT is made as of the 25th day of November, 1997, by and between Signal Pharmaceuticals, Inc., a California corporation (the "Company"), and Ares-Serono S.A., a Swiss company (the "Investor").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

1.      PURCHASE AND SALE OF STOCK.

        1.1     SALE AND ISSUANCE OF SERIES F PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of State of California, and the Secretary of State of California shall accept on or before the Closing (as defined below), the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A.

               (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below) under this Agreement, and the Company agrees to sell and issue to the Investor at the Closing, 2,722,513 shares of the Company's Series F Preferred Stock for an aggregate price of $8,200,000.72.

        1.2 CLOSING. The purchase and sale of the Series F Preferred Stock shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121, at 1:00 P.M. on December 1, 1997, or at such other time and place as the Company and the Investor agree orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Investor a certificate representing the shares of Series F Preferred Stock which the Investor is purchasing against delivery to the Company by the Investor of a wire transfer in the amount of the purchase price therefor payable to the Company's order. The Investor shall also become a party to that certain Amendment to Amended and Restated Investors' Rights Agreement of even date herewith, by and among the Company, the Investor and certain other investors of the Company, the form of which is attached hereto as Exhibit B (the "Investors' Rights Amendment"), which Investors' Rights Amendment shall amend the Company's Amended and Restated Investors' Rights Agreement as in effect immediately prior to the Closing (the "Investors' Rights Agreement"), and the Investor shall have the rights and obligations of an Investor thereunder.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions attached hereto as Schedule A, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:



                                       1.

        2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

        2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

               (a) PREFERRED STOCK. 24,453,931 shares of Preferred Stock (the "Preferred Stock"), of which 2,626,892 shares have been designated Series A Preferred Stock, all of which are issued and outstanding, of which 2,875,000 shares have been designated Series B Preferred Stock, all of which are issued and outstanding, of which 8,791,432 shares have been designated Series C Preferred Stock, all of which are issued and outstanding, of which 250,000 shares have been designated Series C-1 Preferred Stock, all of which are subject to issued and outstanding warrants, of which 732,601 shares have been designated Series D Preferred Stock, all of which are issued and outstanding, of which 6,455,493 shares have been designated Series E Preferred Stock, all of which shares are issued and outstanding, and of which 2,722,513 shares have been designated Series F Preferred Stock, all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A, Series B, Series C, Series C-1, Series D, Series E and Series F Preferred Stock will be as stated in the Company's Amended and Restated Articles of Incorporation attached hereto as Exhibit A.

               (b) COMMON STOCK. 35,000,000 shares of common stock ("Common Stock"), of which 2,449,131 shares are issued and outstanding.

               (c) OTHER RIGHTS. Except for (A) the conversion privileges of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock sold pursuant to this Agreement, (B) 2,500,000 shares of Common Stock reserved for issuance pursuant to the Company's 1993 Stock Option Plan, of which 1,446,008 shares are subject to outstanding options and of which 1,005,631 shares are issued and outstanding,
(C) 550,000 shares of Common Stock reserved for issuance pursuant to the Company's 1993 Founders' Stock Option Plan, 159,000 of which are subject to outstanding options and of which 373,000 shares are issued and outstanding, (D) 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's 1997 Stock Option Plan, of which 795,820 shares are subject to outstanding options and none of which are issued and outstanding, and (E) 250,000 shares of Series C-1 Preferred Stock reserved for issuance upon the exercise of issued and outstanding warrants, there are not outstanding any options, warrants, rights (including conversion or



                                       2.

preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

        2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

        2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Amendment, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Series F Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series F Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement and Investors' Rights Amendment constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        2.5    VALID ISSUANCE OF PREFERRED AND COMMON STOCK.

               (a) The shares of Series F Preferred Stock which are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws and such shares of Series F Preferred Stock will be fully paid and non-assessable. The Common Stock issuable upon conversion of the Series F Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended and Restated Articles of Incorporation, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series F Preferred Stock hereunder.

               (b) The outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock are all duly and validly authorized and issued, fully paid and



                                       3.

nonassessable, and were issued in compliance with all applicable federal and state securities laws. The outstanding warrants to purchase Series C-1 Preferred Stock were duly and validly authorized and issued, and the shares of Series C-1 Preferred Stock underlying such warrants have been duly and validly reserved for issuance.

        2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of a Form D pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, which filing will be effected within 15 days of the sale of the Series F Preferred Stock hereunder, and any other filings that must be made after the Closing, which will be filed in a timely manner.

        2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company which questions the validity of this Agreement, the Investors' Rights Amendment, or the right of the Company to enter into either of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

        2.8 PROPRIETARY INFORMATION AGREEMENTS. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form set forth on Exhibit C hereto. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

        2.9 PATENTS AND TRADEMARKS. To the best of its knowledge, the Company has sufficient title and ownership of all patents, trademarks, service marks, tradenames, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted, and believes it will be able to develop such intellectual property such that it can operate its business as proposed to be conducted, without any



                                       4.

conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications by the Company, as well as all licenses, collaborative agreements, development agreements, distribution agreements and similar agreements. The Company has not received any communications alleging, nor does the Company have any knowledge, that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the best interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the Investors' Rights Amendment, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

        2.10 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree, license, agreement or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. To the Company's knowledge, no other party to any license, contract or other agreement to which the Company is a party is in breach, default or violation thereof and, to the Company's knowledge, no facts exist which could constitute such a breach, default or violation. The execution, delivery and performance by the Company of this Agreement or the Investors' Rights Amendment and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties, except that the foregoing may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies,



                                       5.

and (iii) with respect to indemnification provisions contained in the Investors' Rights Agreement, applicable federal or state securities laws. The Company has not performed any act, or failed to perform any act, which would result in the Company's loss of any right granted under any license, collaboration, joint venture or other agreement.

        2.11   AGREEMENTS; ACTION.

               (a) Except for agreements explicitly contemplated hereby, by the Investors' Rights Amendment and by the Investors Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000.

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 (except for trade credit incurred in the ordinary course of business) or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate (except for trade credit incurred in the ordinary course of business),
(iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Amended and Restated Articles of Incorporation or Bylaws, which adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

               (f) The Company has not engaged in the past three (3) months in any discussion (i) with any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company,



                                       6.

(iii) with any corporation, partnership, association or other business entity or any individual regarding any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iv) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or its assets.

        2.12 RELATED-PARTY TRANSACTIONS. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company (except that persons or entities that are affiliated with venture capital investment firms or other accredited investment institutions shall have no such 5% ownership limitations). No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

        2.13 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

        2.14 ENVIRONMENTAL AND SAFETY LAWS. To the best of its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        2.15 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

        2.16 DISCLOSURE. The Company has fully provided the Investor with all the information which the Investor has requested for deciding whether to purchase the Series F Preferred Stock and all information which the Company believes is reasonably



                                       7.

necessary to enable the Investor to make such decision. Neither this Agreement, the Investors' Rights Amendment, nor any other statements or certificates made or delivered in connection herewith or therewith when taken together contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

        2.17 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

        2.18 CORPORATE DOCUMENTS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investor), the Amended and Restated Articles of Incorporation and Bylaws of the Company are in the form previously provided to the Investor.

        2.19 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

        2.20 QUALIFIED SMALL BUSINESS. The Company represents and warrants to the Investor that it qualifies as a "Qualified Small Business" as defined
Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company covenants that so long as it reasonably believes that the Series F Preferred Stock (and/or Conversion Shares) held by the Investor or a transferee would qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code it will timely file all reports or filings with the Internal Revenue Service required of a Qualified Small Business.

        2.21 FINANCIAL STATEMENTS. The Company has delivered to the Investor its audited Financial Statements at December 31, 1996 and unaudited financial statements for each of the three quarters ending September 30, 1997 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements are complete and correct in all material respects and fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent



                                       8.

or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

        2.22   CHANGES.  Since September 30, 1997 there has not been:

               (a) any change in the assets, liabilities, financial condition or operating results of the Company, except changes which have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee or consultant;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (h) any resignation or termination of employment of any officer, key employee or consultant of the Company; and the Company does not know of any impending resignation or termination of employment of any such officer, employee or consultant; or

               (i) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial



                                       9.

condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

        2.23 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

        2.24 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provisions for taxes as set forth in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.

        2.25 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect errors and omissions insurance in amounts customary for companies similarly situated.

        2.26 MINUTE BOOKS. The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

        2.27 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer



                                      10.

or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

        2.28 SECTION 83(B) ELECTIONS. To the best of the Company's knowledge, elections and notices pursuant to Section 83(b) of the Code and any analogous provisions of applicable state tax laws have been timely filed by all individuals who have purchased shares of the Company's Common Stock which are subject to vesting or other risk of forfeiture.

        2.29 REAL PROPERTY HOLDING COMPANY. The Company is not a "United States real property holding corporation" (as that term is defined in Treasury Regulation section 1.897-2(b)). If at any time in the future the Company shall become a "United States real property holding corporation," the Company shall, as promptly as practicable, notify the Investor of such change in status. Within 30 days after receipt of a request from the Investor, the Company shall prepare and deliver to the Investor the statement required under Treasury Regulation section 1.897-2(h)(l)(i) and either or both of the following documents: (i) an affidavit in conformance with the requirements of Section 1445(b)(3) of the Code or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of Company stock held by the Investor are of a class that is regularly traded on an established securities market, within the meaning of Section 1445(b)(6) of the Code. If the Company is unable to provide either document described in (i) or (ii) above, if requested, it shall promptly notify the Investor in writing of the reasons for such inability. Finally, upon the request of the Investor and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall cooperate fully with the efforts of the Investor to obtain a "qualifying statement," within the meaning of Section 1445(b)(4) of the Code, or such other documents as would excuse a transferee of the Investor's interest from withholding of income tax imposed pursuant to Section 1445(a) of the Code.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants that:

        3.1 AUTHORIZATION. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable



                                      11.

remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Series F Preferred Stock to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Series F Preferred Stock. The Investor represents that it has full power and authority to enter into this Agreement.

        3.3 DISCLOSURE OF INFORMATION. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series F Preferred Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series F Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

        3.4 INVESTMENT EXPERIENCE. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series F Preferred Stock. The Investor also represents it has not been organized for the purpose of acquiring the Series F Preferred Stock.

        3.5 ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D under the Act, as presently in effect.

        3.6 RESTRICTED SECURITIES. The Investor understands that the shares of Series F Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.



                                      12.

        3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Series F Preferred Stock unless:

               (a) the disposition is made as part of a firmly underwritten public offering of the Company's stock, or

               (b) until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and Section 8 hereof, and the Investors' Rights Amendment and the (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of (a) and (b) above, no such public offering or opinion of counsel shall be necessary for a transfer by (i) an Investor which is a partnership or limited liability company to a partner of such partnership, a retired partner of such partnership who retires after the date hereof or a member of such limited liability company, or to the estate of any such partner, retired partner or member, or the transfer by gift, will or intestate succession of any partner or member to his spouse or to the siblings, lineal descendants or ancestors of such partner or member or his spouse, or (ii) an Investor which is an entity to any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with the Investor, so long as the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were the original Investor hereunder. For purposes of this Section 3.7(c), "control" shall mean the ownership, whether direct or indirect, of fifty percent (50%) or more of the equity having the power to vote on or otherwise direct the affairs of the entity.

        3.8 LEGENDS. It is understood that the certificates evidencing the Series F Preferred Stock may bear the following legend:

                      "These securities have not been registered under the
               Securities Act of 1933, as amended (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."



                                      13.

4.      CALIFORNIA COMMISSIONER OF CORPORATIONS.

        4.1 CORPORATE SECURITIES LAW. The sale of the securities which are the subject of this Agreement is exempt from qualification with the Commissioner of Corporations of the State of California.

5. CONDITIONS OF THE INVESTOR'S OBLIGATION AT THE CLOSING. The obligations of the Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

        5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        5.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2, 5.4, 5.6 and 5.7 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of the Financial Statements.

        5.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series F Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing (except for such as may be properly obtained subsequent to the Closing).

        5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

        5.6 BOARD OF DIRECTORS. At the time of the Closing, the directors of the Company shall be John Walker, Brook Byers, Luke Evnin, Harry Hixson, Jr., Patrick Latterell, Alan Lewis and Arnold Oronsky.

        5.7 INVESTORS' RIGHTS AMENDMENT. The Company and the Investor shall have entered into the Investors' Rights Amendment in the form attached hereto as Exhibit B.



                                      14.

        5.8 OPINION OF COMPANY COUNSEL. The Investor shall have received from Cooley Godward LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit D.

6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the
Investor:

        6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing.

        6.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the purchase price specified in Section 1.1(b).

        6.3 QUALIFICATION. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series F Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing (except for such as may be properly obtained subsequent to the Closing).

7.      ADDITIONAL AGREEMENT.

        7.1 STANDSTILL PROVISIONS. During the period commencing on the date of consummation of the sale of the Company's Common Stock in an initial public offering in which the requirements for the automatic conversion of the Company's Preferred Stock set forth in Article III, Section B(4)(a)(ii)(A) or (B) of the Amended and Restated Articles of Incorporation, as they may be amended from time to time, are satisfied in accordance with the terms of the Amended and Restated Articles of Incorporation (a "Qualifying IPO"), and ending on the later of (a) the fifth anniversary of the Qualifying IPO or (b) the first anniversary after all research support is terminated under the Research, Development and License Agreement dated of even date herewith between the Company and Ares Trading S.A., the Investor shall not, and shall cause its affiliates not to, in any manner, singly or as part of a partnership, limited partnership, syndicate or other "Group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), directly or indirectly, acquire, or offer or agree to acquire, record ownership or beneficial ownership of any shares of capital stock of the Company, any securities convertible into or exchangeable for capital stock or any other right to acquire capital stock from the Company or any other person, without the prior written consent of the Company; provided, however, that the restrictions on Investor under this Section 7.1 shall not be applicable to:



                                      15.

               (a) a tender offer for the Company's securities formally initiated by the Investor following formal initiation of a tender offer for a controlling interest of the Company's outstanding voting securities made by a third party (the "Third-Party Tender Offer"); provided, however, that the Investor's right to commence a tender offer under this subparagraph shall cease immediately upon (i) the withdrawal, termination or cessation of any such Third-Party Tender Offer if the Investor has not formally commenced a tender offer pursuant to this Section 7.1(a) prior to such withdrawal, termination or cessation of such Third-Party Tender Offer, or (ii) the withdrawal, termination or cessation of any such tender offer made by the Investor pursuant to this
Section 7.1(a), unless a Third-Party Tender Offer has been formally commenced that has not been withdrawn, terminated or otherwise ceased. (For purposes of this subparagraph 7.1(a) and subparagraph 7.1(c) below, "control" or "controlling" shall mean the ownership, whether direct or indirect, of fifty percent (50%) or more of the equity having the power to vote on or otherwise direct the affairs of another entity);

               (b) an acquisition of the Company's securities which does not cause the ratio of (i) (x) the total number of shares of the Company's capital stock held by the Investor and any of its affiliates, to (y) the total number of outstanding shares of the Company's capital stock, to exceed (ii) such ratio as it was calculated immediately following the Qualifying IPO; provided, however, that in no event shall such ratio be required to equal an amount less than ten percent (10%);

               (c) with respect to any acquisition not otherwise exempt from the restrictions on Investor under Section 7.1 by virtue of subparagraph 7.1(b), an acquisition of the Company's securities by an entity in which the Investor or any of its affiliates is a stockholder, partner or a member so long as (i) such entity does not control, is not controlled by and is not under common control with the Investor or any of its affiliates, and (ii) to the extent that the Investor or any of its affiliates has direct voting control with respect to any of the capital stock of the Company owned or held by such entity, the Investor or its affiliates, as applicable, will vote such shares or cause such shares to be voted in accordance with the recommendations of the Company's Board of Directors; or

               (d) with respect to any acquisition not otherwise exempt from the restrictions on Investor under Section 7.1 by virtue of subparagraph 7.1(b), an acquisition of the Company's securities as a result of the combination of Investor or any of its affiliates with, or the acquisition by Investor or any of its affiliates of, any other entity as long as any such securities so acquired are voted in accordance with the recommendations of the Company's Board of Directors.





                                      16.

8.      MISCELLANEOUS.

        8.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

        8.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series F Preferred Stock sold hereunder or any Common Stock issued upon conversion of such Series F Preferred Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.5 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Amendment or the Amended and Restated Articles of Incorporation, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        8.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        8.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by courier to the party to be notified or upon delivery by the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the following address, or at such other address, as such party may designate by ten
(10) days' advance written notice to the other parties:



                                      17.

        If to Investor:                Ares-Serono S.A.
                                       1267 Coinsins
                                       VD
                                       Switzerland
                                       Telephone: 41-22-364-2838
                                       Facsimile: 41-22-364-2839

        With a Copy to:                Ares-Serono International S.A.
                                       15 bis, chemin des Mines
                                       1202 Geneva
                                       Switzerland
                                       Telephone: 41-22-738-8000
                                       Facsimile: 41-22-739-3070


        If to Company:                 Signal Pharmaceuticals, Inc.
                                       5555 Oberlin Drive
                                       San Diego, CA  92121
                                       Attn: Chief Financial Officer
                                       Telephone: (619) 558-7500
                                       Facsimile: (619) 558-7513

        With a Copy to:                Cooley Godward LLP
                                       4365 Executive Drive, Suite 1100
                                       San Diego, CA  92121
                                       Attn: Frederick T. Muto, Esq.
                                       Telephone: (619) 550-6000
                                       Facsimile: (619) 453-3555

        8.8 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each party agrees to indemnify and hold harmless the other party from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the first party or any of its officers, employees or representatives is responsible.

        8.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series F Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities



                                      18.

purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

        8.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
        8.11 AGGREGATION OF STOCK. All shares of the Series F Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.






                                      19.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       SIGNAL PHARMACEUTICALS, INC.



                                       By: _____________________________________
                                           Alan J. Lewis, President
                                           and Chief Executive Officer




                                       ARES-SERONO, S.A.


                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________











                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                   SCHEDULE A

                             Schedule of Exceptions

                                    EXHIBIT A

                 Amended and Restated Articles of Incorporation

                                    EXHIBIT B

          Amendment to Amended and Restated Investors' Rights Agreement

                                    EXHIBIT C

                Proprietary Information and Inventions Agreement

                                    EXHIBIT D

                      Form of Opinion of Cooley Godward LLP